UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2004

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 5.	Other Events and Regulation FD Disclosure.

On February 23, 2004, we issued a press release announcing we entered into an agreement on February 23, 2004 to acquire Health Care Horizons, Inc., the parent company of New Mexico-based Cimarron Health Plan. Copies of the acquisition agreement and the press release are attached to this report.

Item 7.	Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of February 23, 2004 among HealthCare Horizons, Inc., Molina Healthcare, Inc., Molina NM Acquisition Corp. and certain shareholders of Health Care Horizons, Inc.

99.1	Press release of Molina Healthcare of Michigan, Inc. issued February 23, 2004 regarding the acquisition agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 23, 2004	By:	/s/ Mark L. Andrews

Mark L. Andrews, Esq.
Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary

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